REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Leader Short-Term Bond Fund and
Leader Total Return Fund and Board of Trustees of
Northern Lights Fund Trust

In planning and performing our audits of the financial statements of Leader Short-Term Bond Fund and Leader Total Return Fund each a series of shares of beneficial interest of Northern Lights Fund Trust (the Funds) as of and for the year ended May 31 2013 in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) we considered their internal control over financial reporting including controls over safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly we express no such opinion.

The management of Northern Lights Fund Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America (GAAP). A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However we noted no deficiencies in the internal control over financial reporting and its operations including controls for safeguarding securities that we consider to be material weaknesses as defined above as of May 31
2013.

This report is intended solely for the information and use of management the shareholders of Leader Short-Term Bond Fund and Leader Total Return Fund the Board of Trustees of Northern Lights Fund Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

							BBD LLP

Philadelphia Pennsylvania
July 30 2013